UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2003

SanDisk Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26734	77-0191793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Caspian Court, Sunnyvale, California 94089

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 542-0500

N/A

(Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS

On September 24, 2003, SanDisk Corporation (the “Registrant”) entered into an Underwriting Agreement with Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Thomas Weisel Partners LLC and Pacific Crest Securities Inc. in connection with the Registrant’s underwritten public offering of 7,996,000 shares of its common stock at an offering price to public of $65.25 per share. The Registrant has also granted the above underwriters a 30-day option to purchase up to an additional 1,199,400 shares of common stock at the public offering price less the underwriting discount. The common stock will be issued pursuant to a prospectus supplement and prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) and Rule 424(c) under the Securities Act of 1933, as amended, related to the Registrant’s registration statement on Form S-3 (File No. 333-107088), as amended, which became effective on August 11, 2003, and the Registrant’s registration statement on Form S-3 (File No. 333-108830) filed under Rule 462(b) under the Securities Act on September 16, 2003, which became effective when filed.

The Underwriting Agreement is being filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this Report and into the registration statements described above.

On September 15, 2003, the Registrant entered into an amendment to its Rights Agreement dated as of April 18, 1997 by and between the Registrant and Harris Trust and Savings Bank. The amendment is being filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Report.

On September 25, 2003, the Registrant issued a press release announcing the execution of the Underwriting Agreement and the pricing of the offering described above. The press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Report.

ITEM 7.    EXHIBITS

(c)    Exhibits

Exhibit Number	Description of Document

1.1	Underwriting Agreement dated as of September 24, 2003, by and among SanDisk Corporation, Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Thomas Weisel Partners LLC and Pacific Crest Securities Inc.

4.1	Third Amendment dated as of September 15, 2003 to Rights Agreement, dated as of April 18, 1997, by and between the Registrant and Harris Trust and Savings Bank.

99.1	Press release dated September 25, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 25, 2003

SanDisk Corporation

By:	/s/ MICHAEL GRAY
	Name:	Michael Gray
	Title:	Chief Financial Officer and Sr. VP, Finance and Administration (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Underwriting Agreement dated as of September 24, 2003, by and among SanDisk Corporation, Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Thomas Weisel Partners LLC and Pacific Crest Securities Inc.

4.1	Third Amendment dated as of September 15, 2003 to Rights Agreement, dated as of April 18, 1997, by and between the Registrant and Harris Trust and Savings Bank.

99.1	Press release dated September 25, 2003.